

HEMP CIGARETTES

White Paper

Endo Brands Inc.

www.endobrands.com

Jerry Grisaffi Phone: (214)736-7252

Email: jerry@rightonbrands.com

Hemp Cigarettes White Paper

Contents

State of the Industry


FUEL YOUR CALM
HEMP
MENTHOL
ENDO TOKES
ENDOTOKES™
20 Filtered Organic Hemp Pre-Rolls
Ø Tobacco | ØNicotine | Less than 0.3% THC

Hemp Cigarettes are currently legal to sell in **49 States**. Louisiana is currently not selling them. However, the Secretary Commissioner of the Louisiana office of Alcohol and Tobacco Control paid a visit to several largest producers of hemp cigarettes in the USA to learn about how a hemp cigarettes can be made responsibly and with the highest levels of compliance. In a marketplace filled with hand rolled hemp cigarettes and products without labels, compliance will be a determinant factor in the success of hemp cigarettes in the USA.

As of March of 2020, most of the products in the marketplace are either pre-rolled hemp cigarettes or biomass bi-product machined cigarettes. Both products have little or no batch processing, no capability of recalling product, and are not compliant with current CBD or THC regulations. If you walk into a convenience store or smoke shop, you might see a hemp cigarette that looks like a joint. It's a pre-rolled hemp cigarette.

Hand rolled cigarettes or pre-rolls get their name because before these came into the marketplace, the consumer had to roll their own hemp cigarettes. These consumers would buy hemp and rolling paper and make their own. This was a difficult and expensive proposition because buying hemp in small quantities is not viable, and many companies don't ship hemp online. In come pre-rolls. Now you can buy one or two cigarettes someone else rolled for you. The price for a single pre-roll varies at convenience stores and liquor stores from $5 to $15 for every single pre-roll.

Kitchen Table Pre-Roll Production

Most pre-rolled hemp cigarettes sold online and in retail stores are made on kitchen tables, small offices or outdoor patios. These have no food handling permits, they don't have compliance of any kind, no certificates of origin for their hemp, and many don't even have testing of their hemp. This means the product can be hot. We call product "hot" when it contains more than the 0.03% THC that s required by federal law.

Pre-rolls are made manually or with semi-manual processing, and they are not scalable. Imagine someone filling cigarette paper with hemp in their kitchen table. Or for the sophisticated operator, they are small semi-manual machines that can help you fill the paper faster by shaking product into cones that contain the paper. The operator then fills each cone with the right amount of hemp, turns it on, moves to the next one, and at the end, twists the top of each cigarette by hand. Therefore, pre-rolled hemp cigarettes are expensive because they are expensive to make.



The fastest pre-roll operation I spoke with for this white paper told me he could do 1,000 pre-rolls per day. He also confessed his employees can only do 500 per day. This might seem like a lot, but when you consider a machine can do more than the same 1,000 hemp cigarettes in one minute instead of one day, the hand method fails in the scalability meter.

The advantage these small pre-roll companies have is that they can sell artisanal, hand crafted hemp cigarettes. They could market them as one of a kind, high CBD or CBG yielding products for the curious consumer. In reality these products are not branded, they are packed in plastic containers that are not food grade, and each one is different. The difference is in the hemp, in how it burns, in the percentage of CBD, and in how it tastes. In other words, there is no consistent, brandable, customer experience. Yes, a company could come in and compete in this space by crafting high end pre-rolled hemp cigarettes. The real issue here becomes once again in scalability. Once you get a normal size retail order, from a large or medium retailer, you can't produce. For example, one of our customers had a very successful pre-roll hand crafted cigarette business. They got an order for 100,0000 sticks from a local medium sized convenience store chain, and they had to tell them no. Or at least not now. They then called us to see about their options. They will now offer the customer the same style of hemp, with quality control, batched processing, safety measures in place, sold for $3 each to the consumer instead of $10 each.

Retail Sales

Early adapters of hemp cigarette are retailers such as liquor stores, independent convenience stores, gas stations and smoke shops. Some franchised convenience stores are already carrying hemp cigarettes, but it doesn't have great penetration.

Mass retail accounts including supermarkets and pharmacies are not yet carrying hemp cigarettes, but this is common. They are not early adopters. They will see how the marketplace adopts hemp cigarettes before they allow them on their shelves. After all, the largest of these mass retail chains are publicly traded, and care not only about sales, but regulation and market perception.

Retail stores is not the only opportunity for hemp cigarettes. Depending on the quality and branding, catalogs, eCommerce, direct response and concerts are just some of the channels lacking good penetration with hemp cigarettes.

The Driver in Convenience Stores is Cigarettes


SALES
In-Store Contribution
CENTER STORE
(salty snacks, candy, packaged sweet snacks, alternative snacks)
10.4%
CIGARETTES
31%
7.7%
OTHER
BEER
(12.4% for stores selling beer)
6.3%
OTP
(other tobacco
6.7%
15.3%
22.6%
FOODSERVICE
(prepared food, commissary; hot, cold, frozen dispensed
PACKAGED BEVERAGES
80%
Top 10 in-store categories
comprise 80% of all in-store sales
37% of All Revenue from Convenience stores comes from Cigarettes and Tobacco.
Example: The Real Stuff Hemp Cigarettes will be displayed in the counter next to the check out register.

According to the National Association of Convenience Stores, or NACS, regular tobacco cigarettes and other derivatives like chewing tobacco and vapes, drive the entire convenience store business. Nearly 40% of total sales accounted for in convenience stores are cigarettes. What does this mean? It means people walk or drive to a convenience store with the intent of buying cigarettes, once they are there they buy something else. The NACS study doesn't account for total sales coming from these same clients.

This study is a major market driver for hemp cigarettes because the consumer is already determined to buy cigarettes. Cigarettes are not an impulse buy or a secondary purchase in the store the way candy or a snacks could be to smokers. The job of the hemp cigarette marketer is to educate and get the same smoker to taste high quality hemp, and to turn them into returning and recurring customers. Ten clients buying hemp cigarettes weekly at a convenience store can sustain an entire marketplace in any small town or large city. Ten packs can equal $600 per month per store at the retail sales level. A small territory with one thousand stores yields $600,000 in monthly sales to a retailer, $300,000 in sales to the distributor, and $200,000 for the manufacturer. The same store could sell other hemp cigarette brands with similar numbers.

A company providing three, four, or even five brands, could see their numbers at one million per month per thousand convenience stores, much higher for tobacco shops. How does this compare to tobacco cigarette sales? According to the Tobacco Policy Center, tobacco cigarette sell $500,000 per store per year in the United States. This number doesn't account for vapes.

Vapes are a good measure of how a new product targeting tobacco cigarette consumers can impact the market. Vape sales have seen incredible sales in the past five years, stealing away cigarette consumers and picking up millennials by the thousands with their many variations and flavors.

Hemp Cigarette marketers aim to do the same in the hemp cigarette space. With different variation of hemp mixes, CBD and CBG, as well as colors, fragrances and flavors, hemp cigarettes will impact the marketplace taking

market share from tobacco cigarettes. These same hemp cigarettes will evolve their products to include vapes, pre-rolls, hemp paper, and other derivatives.

eComerce

eComerce allows the sale of hemp cigarettes at almost every level. The largest etailers are already selling them. Look at Amazon, Ebay, Etsy, and other large companies, they all have hemp cigarettes in their shopping cart. This means new entrants can not only sell in establishes eStores, they could also sell in their own websites, dropshipping products directy to the consumer and realizing up to 90% gross margins on their sales.

Online searches of the keyphrase “hemp cigarettes” increased 450% month to month at the time of this writing. This shoes an opportunity for online and offline sales of the product.

Adoption

It is still early in the adoption curve of hemp cigarettes. It’s still a novelty product bought by early adopters. Giving consumers a good customer experience and education on CBD, CBG, Hemp and THC will be key to garner more, and faster adoption.

At the moment there is not any significant advertising, and no education about hemp cigarettes online or offline. After monitoring chat rooms and social media for a month, all the chatter from new and aspiring consumers is only questions. What is this? Is it legal? Does it have THC? Will it relax me? Among other questions.

Companies entering the marketplace should consider narrowing their audience based on income, customer experience, and education. We can learn a lot from the cigar industry. Cigar enthusiasts can spend $6 for a cigar, and they can also spend $20 and $75 for another. They can tell the difference in the product, the feel, and the experience. The same will happen with hemp cigarettes. A high-quality hemp single hemp cigarette with 10% CBD will sell for $2 each in the future. The same product in a high-end package with CBG could sell for $20 per hemp cigarette.

Retail Profits

The tobacco business is a penny enterprise where retailers and distributors make 2% to 4% of sales. A retailer making 10% on tobacco products is rare. This is because tobacco companies have an oligopoly. These large enterprises are grandfathered into the USA legal system and economy. New companies are blocked from entering, manufacturing, even mporting cigarettes. This is why you don't see a wide selection on Japanese, Brazilian, or Turkish cigarettes in your 7-Eleven.

Hemp cigarettes are currently not regulated as tobacco or as a controlled substance. Profits are equal or more than any other FMCG (Fast Moving Consumer Good). This means the retailer can make 30%, 40%, or even 50% gross margin on products. As much as $10 per pack of hemp cigarettes, compared with $0.25 to $0.50 per pack. Distributors have it good also, making from 20% to 30%. Wholesalers buying truckloads can make 5% to 12% for storing and selling hemp cigarettes to wagon jobbers and other small distributors.

How about Brand Owners? Businesses that own their own brand of hemp cigarettes can make from 50% to 90% gross margin on sales depending on the quality of their product and the channel. The margins vary so much because products can vary this much in quality. Companies can make a cheap, low CBD, low quality hemp product and sell it at retail for $5 per pack of 20. On the other hand of the spectrum, a CBG high end hemp cigarette can sell for $10 to $20 each.

Cigarette Sales

The USA sells $47.8 Billion per year in cigarettes without counting other tobacco products. This figure has remained steady for the last ten years.



Market value in million U.S. dollars
50
40
30
20
10
0
46.16
45.36
45.49
44.78
44.79
45.56
47.59
47.36
47.8
47.39
2010
2011
2012
2013
2015
2016
2017
2018
2019
2020

The largest cigarette manufacturers in the USA are all publicly traded companies. This allows us to see their sales, market cap, and all financials.

Philip Morris International Inc. (NYSE: PM) has a market cap of $124.7 Billion

British American Tobacco PLC (NYSE: BTI) has a market cap of $81.53 Billion

Altria Group Inc. (NYSE: MO) has a market cap of $74.46 Billion

Imperial Brands PLC (LON: IMB) has a market cap of $13.05 Billion

RA International Group PLC (LON: RAI) has a market cap of $61.32 Billion


FUEL YOUR CALM
ORGANIC HEMP
ENDO TOKES
ENDOTOKES™
20 Filtered Organic Hemp Pre-Rolls
Tobacco | Nicotine | Less than 0.3% THC

These numbers don't reflect e-cigarettes or chewable tobacco. e-cigarettes by themselves have increased more than 600% in one year. These products require a mechanism of delivery that can be more expensive. Hemp cigarettes can hit the market at $10 to $20 per 20-pack. However, many hemp cigarette manufacturers will launch their brand of vapes or e-cigarettes after gaining market share with their products.

Value Propositions


ENDO TOKES
FUEL YOUR CALM
HEMP
MENTHOL
ENDOTOKES™
20 Filtered Organic Hemp Pre-Rolls

Hemp cigarettes will cease to be a novelty and will move to the mainstream cigarette category in less than two years. Why would people smoke hemp cigarettes? What is the Unique Value Proposition these new products provide? Here is a list of value propositions offered by Hemp Cigarettes:

- Faster delivery if CBD and CBG than pills, creams and tinctures
- Smoking Cessation (will enter clinical trials at the end of 2020)
- Healthier smoke than tobacco
- Get cannabis benefits without the high
- Party smoke instead of e-cigarettes: sharable and sanitary
- Smoke CBD rich hemp cigarettes to come down from cannabis
- Different taste and smoking experience than tobacco

The main value of hemp cigarettes is faster delivery of CBD and CBG. This makes hemp cigarettes the new functional smokable. Smokers can feel the effects of high yielding CBD and CBG hemp cigarettes within one minute. As the market progresses and technology catches up with the category, more flavors and specific blends will come into the market with such functions as relaxations, sleep, energy, or focus, amount others.

Hempacco, Co. Inc. the leading manufacturer of hemp cigarettes in the US, will start with clinical trials for smoking cessation at the end of 2020. This would create a double benefit for hemp smokers, with the delivery of CBD together with the potential of quitting tobacco cigarettes.

SWOT Analysis

Strengths

Hemp cigarettes enjoy a new, semi-regulated market. The product is early in the consumer adoption stage, so new companies have a chance to compete based on service, quality, and niche. Not just on distribution and funding.

Weaknesses

Most products on the market are unregulated and made with bad or low quality hemp. This can affect the marketplace, the consumer experience, and bring faster regulation into the space.

Opportunities

Be first to market and establish a presence with consumers. Exit to larger companies that want access to those same consumers.

Consolidation is another opportunity. Larger companies and investors can take over the entire space by buying smaller brands and establishing a portfolio.

Brand expansion is will be the next opportunity for established brands. Look at all of the tobacco related products in the marketplace. You can find menthol cigarettes, all kinds of cigars, vapes, chewable tobacco, and many more. Hemp has the same opportunity. Imagine a high-end hemp cigar handcrafted and selling for $50 each. Or smaller, everyday hemp cigars that burn in thirty minutes and sell for $7 each. Another product in the making is CBG cigarettes. They with the same properties of THC but without the psychologic experience, CBG offers a rich physical experience without the high, and without the threat of

a DUI or testing positive in a marijuana test. These CBG cigarettes can be sold for a premium, such as $50 per pack of 20 sticks.

The market for CBD, CBG, and hemp cigarettes is so new that listing just the opportunities will require a brand-new white paper. At this moment, there is room to be first and take over the entire category. This is the type of opportunity that only comes with FMCG and is not available in farming, testing, equipment, distribution, retail, eComerce or any other step in the supply chain.

Threats

Imagine a small entrepreneur making individual hand made hemp cigarettes at home. The product has a recall because someone tested positive for cannabis, or the product is just moldy or gone bad. This can bring sweeping regulation or unwanted attention to the entire industry. Surviving this threat will be the companies that can see the future and self-regulate with age verification, hemp laboratory testing, and batch processing.

Where is the money going?

Investment in the Hemp industry has canalized into farming. Public companies, entrepreneurs, small businesses and new businesses all focused on Hemp farming after the Hemp Bill passed. What is the result? Hemp is down in price from $300 a pound for the high-end hemp, to $50 and even $20 per pound for the same product.

This is excellent for Hemp Cigarettes as well as other consumer goods. The price of hemp is at an all-time low, there is an oversupply of product, and thousands of acres are farmed. You can buy hemp in almost every state in the union and get it to your location for a low price. All this has not affected the price of hemp cigarettes or consumer goods. Hemp, CBD, and CBG products are still at a premium.

Hemp went from a cash crop to a commodity in one year. Hundreds of thousands of pounds of hemp are sitting in warehouses with no plan. When we visited a trade show for farmers in March of 2020, farmers from California told

us they have their entire crop, plus the next crop, ready for sales, with no realistic way of selling it. When we talked to hemp brokers and sales exchanges the we heard the same message. One exchange has four hundred thousand pounds of hemp and growing, with no customers buying more than ten pounds at a time.

Cigarettes require a lot of hemp. A production of one truckload of hemp cigarettes requires twenty thousand pounds of hemp. A well-established market of only once city like San Diego can easily absorb truckloads of hemp cigarettes every single month. Los Angeles and New York, Dallas can go over many truckloads of hemp cigarettes per month.